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                                                                    EXHIBIT 23.1


               INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-74889 on Form S-8 of our report dated February 27, 2003 (March 7, 2003 as to
Note 18) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method of accounting for goodwill and other intangible assets) appearing in this Annual Report on Form 10-K of Championship Auto Racing Teams, Inc. for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
March 24, 2003